EXHIBIT 2.2



                          REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of August 9, 1996 by and among Starter Corporation, a corporation organized under the laws of the state of Delaware (the "Company"), with its principal place of business at 370 James Street, New Haven Connecticut 06513 and Sellers (as hereinafter defined) each with its principal place of business at 951 32nd Avenue, S.W., Cedar Rapids, Iowa 52404. Reference is made to the Asset Purchase and Sale Agreement dated July 31, 1996 (including all schedules and exhibits contained therein and any amendments or supplements thereto, the "Purchase Agreement") by and among Starter Galt, Inc., a Delaware corporation ("Buyer"), Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario ("Galt Canada"), Danaggers Company, an Iowa corporation ("Danaggers", and together with Galt Sand, Galt Shop and Galt Canada, "Sellers," and each individually, a "Seller"), and the shareholders listed on Schedule 1 attached thereto (collectively, "Shareholders," and each individually, a "Shareholder"). All capitalized terms used but not defined herein shall have the same meanings given to them in the Purchase Agreement.

     WHEREAS, pursuant to the Purchase Agreement, Buyer will purchase substantially all the assets of Sellers.

     WHEREAS, in exchange for the Purchased Assets, the Sellers will receive (a) on the date hereof 1,066,666.67 shares of the Company's common stock, $.01 par value per share ("Common Stock") (the "Starter Shares") and (b) if the conditions as provided in Article 1.9(c) of the Purchase Agreement are satisfied, then on the date provided thereunder, 66,666.67 shares of the Company's Common Stock (the "Additional Shares").

     WHEREAS, pursuant to the Purchase Agreement and pursuant to the Lock Up Agreement, Sellers have agreed to not sell, transfer or otherwise dispose of the Starter Shares or the Additional Shares for a period of two years from the Closing Date (the "Holding Period").

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant certain registration rights to Sellers with respect to the Starter Shares and the Additional Shares if the Company registers any of its shares of Common Stock during the Holding Period.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions. For the purposes of this Registration Rights Agreement,

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), or any comparable law of any other jurisdiction, and the declaration or ordering of effectiveness of such registration statement or document.

     (b) The term "Registrable Securities" means the Starter Shares, the Additional Shares and any shares of the Company's Common Stock issued as a dividend or other distribution with respect to the Starter Shares or the Additional Shares, excluding, however, any Registrable Securities sold by a person in a transaction in which its rights under this Registration Rights Agreement are not assigned.

     (c) The term "Holder" means the holder of record of the Registrable Securities.

     SECTION 2. Piggyback Registration. (a) If, any time during the Holding Period (but without any obligation to do so), the Company proposes to register any of its Common Stock under the Securities Act in


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connection with the public offering of such securities solely for cash (other than in connection with a merger, an acquisition or an offering of securities under any employee benefit plan or stock option plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Holder written notice of such registration at least 30 days prior to such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to Section 2(b), use its best efforts to cause to be registered under the Securities Act as part of such Company registration, all of the Registrable Securities that Holder has requested to be registered.

     (b) If the registration of which the Company gives notice pursuant to
Section 2(a) is for an underwritten offering, and if the underwriter determines that marketing factors require exclusion or a limitation of the number of shares to be underwritten, or determines that any other limitation is advisable, the underwriter may exclude or otherwise limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise Holder, and the number of shares included in such registration and underwriting, if any, shall be allocated among Holder and any other selling stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered by Holder and any other selling stockholders, or otherwise as the underwriter shall advise. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If Holder disapproves of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

     (c) Notwithstanding the provisions of Section 2(a), the Company shall have the right at any time after it shall have given written notice pursuant to
Section 2(a) (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

     (d) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration pursuant to this Section 2 for Holder, including (without limitation) all registration, filing, qualification, attorneys', printers' and accounting fees relating or apportionable thereto; provided, however, that the following expenses shall be borne and paid by Holder: all out-of-pocket expenses incurred by Holder, including all expenses, fees and disbursements of any counsel retained by Holder, all underwriting discounts and commissions, all transfer taxes and all expenses of any audits resulting from the Company's inability to use in the registration statement any financial statements by reason of such registration of the Registrable Securities held by Holder.

     SECTION 3. Obligations of the Company. In connection with any registration effected pursuant to Section 2, the Company shall, as expeditiously as reasonably possible:

     (a) Subject to Section 2(b), prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement.

     (c) Furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder to enable Holder to consummate the disposition in such jurisdictions of such securities, provided that the Company


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shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder, if participating in such underwriting, shall also enter into and perform its obligations under such an agreement.

     (f) Notify Holder holding Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing.

     SECTION 4. Obligations of Holder. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Registration Rights Agreement with respect to the Registrable Securities of the Holder that Holder shall furnish to the Company in writing on a timely basis such information with respect to Holder, the Registrable Securities held, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registrable Securities. The Company shall have no obligation with respect to this Registration Rights Agreement, if in the reasonable opinion of counsel to the Company or the underwriters, the failure of Holder to provide the information required by this Section 4 impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

     (b) Holder holding Registrable Securities included in a registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

     (c) At the end of the period during which the Company keeps the registration statement current and effective, Holder holding Registrable Securities included in the registration statement shall discontinue sales of Registrable Securities pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by such registration statement which remain unsold, and Holder shall notify the Company of the number of Registrable Securities registered which remain unsold immediately upon receipt of such notice from the Company.

     SECTION 5. Indemnification. In the event any of Holder's Registrable Securities are included in a registration statement under this Registration Rights Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder requesting to join in such registration, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or Holder's underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading, or (iii) any violation by the Company of the Securities Act, the 1934 Act or any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse Holder, Holder's underwriter or controlling person, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage,

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liability, or action to the extent that it arises out of or is based upon a
Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Holder, underwriter or controlling person or a Violation which arises out of any untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) if such prospectus was not furnished to the person or entity asserting the Violation at or prior to the time such furnishing is required by the Securities Act. This indemnification shall not be deemed to relieve any underwriter of any of its due diligence obligations.

     (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other selling shareholder selling securities in such registration statement and any controlling person of any such underwriter or selling shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by Holder for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Company, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 5(b) exceed the gross proceeds from the offering received by Holder.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

     (d) The obligations of the Company and Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Registration Rights Agreement.

     SECTION 6. Lock-Up Period. Subsequent to any registration of Registrable Securities pursuant to this Registration Rights Agreement or otherwise, such shares of Common Stock shall not be sold or otherwise disposed of for such period as is determined by the Company's underwriter for the public offering.

     SECTION 7. Miscellaneous.

     (a) Assignment. The rights of Sellers hereunder may be assigned to Sellers' stockholders upon a distribution of all or any part of the Registrable Securities to such stockholders as a dividend upon written notice to the Company. No other assignment shall be effective without the prior written consent of the Company.

     (b) Grammatical References. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the antecedent may require.


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     (c) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or upon receipt when sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in this Registration Rights Agreement, or to such other address furnished by notice given in accordance with this Section 7(c).

     (d) No Waiver. Failure of the Company or Holder to exercise any right or remedy under this Registration Rights Agreement or delay by the Company or Holder in exercising same, will not operate as a waiver thereof. No waiver by the Company or Holder will be effective unless and until it is in writing and signed by the Company and Holder.

     (e) Governing Law. This Registration Rights Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law rules or principles. This Registration Rights Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, estates, legal representatives, successors and assigns. In the event that any provision of this Registration Rights Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability or any other provision hereof.

     (f) Complete Agreement. This Registration Rights Agreement and the documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     (g) Section Headings. The section titles and headings contained in this Registration Rights Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Registration Rights Agreement.

     (h) Execution in Counterparts. This Registration Rights Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Registration Rights Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first written above.


                                        STARTER CORPORATION



                                        By: /s/ Lawrence C. Longo, Jr.
                                           ------------------------------
                                           Name: Lawrence C. Longo, Jr.
                                           Title: Chief Financial Officer


                                        GALT SAND COMPANY


                                        By:  /s/ G. Michael Hubsmith
                                           ------------------------------
                                           Name: G. Michael Hubsmith
                                           Title:  President


                                        GALT SHOP COMPANY


                                        By:  /s/ G. Michael Hubsmith
                                           ------------------------------
                                           Name: G. Michael Hubsmith
                                           Title:  President


                                        GALT SAND CANADA, INC.


                                        By:  /s/ G. Michael Hubsmith
                                           ------------------------------
                                           Name: G. Michael Hubsmith
                                           Title:  President


                                        DANAGGERS COMPANY


                                        By:  /s/ G. Michael Hubsmith
                                           ------------------------------
                                           Name: G. Michael Hubsmith
                                           Title:  President


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